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                                                                  Exhibit 4.4(c)

                               LAZARE KAPLAN 401(K) PLAN

                                          FOR

                                SAVINGS AND INVESTMENTS

                                  ADOPTION AGREEMENT



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1.      EMPLOYER INFORMATION

A.      NAME OF EMPLOYER:

        Name  Lazare Kaplan International Inc.       Tax I.D.# 13-2728690
              --------------------------------           -----------------------

        Address    529 Fifth Avenue                    Telephone (212) 972-9700
                   ------------------------------------          ---------------

                   -------------------------------------------------------------

        City     New York             State  New York         Zip Code    10017
               ----------------------       -----------------          --------

        Contact Person   Sheldon L. Ginsberg          Telephone  (212) 972-9700
                       ------------------------------           ---------------


B. NAME OF PLAN ADMINISTRATOR: (IF NONE HAS BEEN NAMED, THE EMPLOYER IS DEEMED TO BE THE ADMINISTRATOR.)

        Name   Sheldon L. Ginsberg
               -----------------------------------------------------------------


        Address   529 Fifth Avenue                    Telephone (212) 972-9700
                 -------------------------------------          ---------------

               -----------------------------------------------------------------

        City     New York            State  New York         Zip Code  10017
               ------------------          -----------------           -----

        Contact Person   Sheldon L. Ginsberg         Telephone  (212) 972-9700
                       -----------------------------           ---------------


C.      PLAN'S AGENT FOR SERVICE OF LEGAL PROCESS (CHECK ONE):

          [ ]  Plan Administrator.
          [ ]  Employer.
          [X]  Other (complete below):

        Name   Frederick R. Cummings, Jr., Esq. c/o Warshaw Burstein et al
               -----------------------------------------------------------------

        Address   555 Fifth Avenue                    Telephone (212) 972-9700
                  -------------------------------------         ---------------

                  -------------------------------------------------------------

        City     New York                State  New York      Zip Code    10017
               -------------------------       --------------          --------




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D.      KEY OPERATING DATES:

        Date Business Commenced    /  /   1903
                                  -- --   ----
        Incorporation or Partnership Effective Date (if applicable)  08/04/72.
                                                                     -- -- --
        Fiscal Year End 05/31 .
                        -- --

E.      BUSINESS FORM OF EMPLOYER (CHECK ONE):

         [X]   Corporation
         [ ]   Professional Service Corporation
         [ ]   Subchapter S Corporation
         [ ]   Partnership
         [ ]   Sole Proprietorship
         [_]   Not-for-Profit Organization

2.      PLAN INFORMATION

A.      NAME OF PLAN:

        Lazare Kaplan International Inc. - 401k Plan for Savings and Investment
        ----------------------------------------------------------------------
                            (Your organization's legal name & plan name)

B.      STATUS OF PLAN:

         [ ]   New Plan.

         [X] Amendment (including a conversion from another defined contribution plan).

C.      TYPE OF PLAN (CHECK ONE):

         [X] 401(k) and Profit Sharing Plan (with Employer matching and discretionary contributions).
         [ ] 401(k) and Profit Sharing Plan (with Employer discretionary contributions).
         [ ]  401(k) Plan (with Employer matching contributions only).
         [ ] 401(k) Plan (no Employer discretionary or matching contributions).
         [ ]  Profit Sharing Plan.
         [ ] Discretionary Contribution Plan (Not-for-Profit Organizations only).



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D.      PLAN YEAR (CHECK ONE):

          [ ]  The Employer's fiscal year.
          [X]  Calendar year.
          [ ]  Other (complete)    /  /    .
                                  -- --
               (must be yearly periods which begin on the first day of a calendar month).

E.      EFFECTIVE DATE (CHECK ONE):

          [ ]  The first day of the Employer's current fiscal year /  /  .
                                                                  -- --
          [ ]  Other (complete) 01 / 01 / 90 .
                                --   --   --
F.      VALUATION FREQUENCY (CHECK ONE):

          [ ]   Monthly
          [X]   Quarterly
          [ ]   Semiannually
          [ ]   Annually

G.      ENTRY DATE (CHECK ONE):

          [ ] First day of the month immediately following completion of eligibility requirments (monthly entry dates).
          [X] First day of the month immediately following the first or second half of the plan year during which eligibility requirements are first met (quarterly entry dates).
          [ ] First day of the month immediately following the plan year quarter during which eligibility requirements are first met (semiannual entry dates).
          [ ] First day of the plan year immediately following completion of eligibility requirements (annual entry dates).

               Note:  The limits on the minimum age and service requirements in
                      Section 4.A of the Adoption Agreement are reduced by 1/2 year if the Plan uses annual entry dates.

H.      LIMITATION YEAR (CHECK ONE):

          [X]  The 12 month period corresponding with the plan year.
          [ ]  The 12 month period corresponding with the calendar year.
          [ ]  The 12 month period corresponding with the fiscal year.



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I.      EMPLOYEES ELIGIBLE (CHECK ONE):

          [ ] All Employees of the Employer, excluding those Employees included in a unit of employees covered by a collective bargaining agreement between the Employer and employee representatives if retirement benefits were the subject of good faith bargaining. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer.
          [X]  All Employees of the Employer.
          [ ]  All Employees covered by a collective bargaining agreement.
          [ ]  Other ______________________________________________________

3.      INVESTMENT INFORMATION

A.      INVESTMENT DIRECTION (ELECT WHO WILL DIRECT THE INVESTMENT OF THE
        FOLLOWING):

                                                          EMPLOYEE      EMPLOYER
                                                          --------      --------
        1.     Employee Money

                  Elective/After-Tax Contributions           [X]
                                                            ----          ----
        2.     Employer Money

                  Matching Contributions                     [X]
                                                            ----          ----
                  Discretionary Contributions                [X]
                                                            ----          ----

B.      NUMBER OF INVESTMENT FUNDS (CHECK ONE):

          [X]   Five funds.

          [X]   Number of funds (fewer than five).

C.      PLAN FUNDS IN ADDITION TO MUTUAL FUNDS:

          [ ]   Other investments not permitted.
          [X]   Group Annuity Contracts.
          [ ]   Certificates of Deposit.
          [ ]   Bank Commingled Fund.



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D.      INCREMENTS OF FUNDS AND FREQUENCY OF INVESTMENT CHANGES (CHECK ONE):

         [X]   Increments of 10% with four opportunities, effective as of valuation dates, to change investments during plan year.
         [ ]   Increments of      % with       opportunities, effective as
               of valuation dates, to change investments during plan year
               (must be less than or equal to the number of plan valuations during the plan year).
         [ ]   Not applicable (participant investment direction not permitted).

4.      ELIGIBILITY

A.      ELIGIBILITY FOR ENROLLMENT (CHECK AS MANY AS APPLY):

          [ ] Entry date after attainment of age 21 and completion of one year of service (at least 1,000 hours of service per year).
          [X] Entry date after attainment of age N/A (not to exceed 21) and completion of 12 (0-12) months of service. (No minimum Hours of Service are required to be completed if the initial service period is less than one year.)
          [ ]  FOR PROFIT SHARING PLANS ONLY. Entry date after attainment of age
               (not to exceed 21) and completion of two years of service (at least 1,000 hours of service per year, and 100% immediate vesting must be selected in Section 5.A).
          [ ]  No age and service requirement.

B.      ELIGIBILITY SERVICE (CHECK ONE):

          [ ] Shall be determined in accordance with Section 3.2 of the Plan by including service with a predecessor employer (i.e., earlier business form of current employer).
          [X] Shall always be measured from the Employee's employment commencement date or on an anniversary thereof.

5.      VESTING

A.      VESTING FOR MATCHING AND/OR DISCRETIONARY EMPLOYER CONTRIBUTIONS (CHECK
        APPLICABLE):

          [ ] 20% vesting after three years of service, increased by 20% for each year thereafter with 100% vesting after seven years.



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        OR elect separately for (1) "Matching" and (2) "Discretionary"
        contributions.

        (1)    (2)

        [ ]    [ ]    20% vesting for each year with 100% vesting after five
                      years of service.

        [ ]    [ ]    100% immediate vesting.

        [X]    [X]    Other  (1)  33 1/3 after two years, 66 2/3 after three
                                  years, 100% after four years of service
                                  Must not be less in each year than under
                                  both Options 1  and 2 above)
                             (2)  see above (Must not be less in each year
                                  than under both Options 1 and 2 above)

B.      VESTING COMPUTATION PERIOD (ELECT SEPARATELY FOR (1) "MATCHING" AND (2)
        DISCRETIONARY"):

        (1)    (2)

        [ ]    [ ]     Shall be measured during the 12 month period
                       beginning with the first day of the month
                       during which an Employee was hired.
        [X]    [X]     Shall be measured during the 12 month period which
                       corresponds with the Plan Year which includes an
                       Employee's employment commencement date.

C.      VESTING SERVICE (ELECT SEPARATELY FOR (1) "MATCHING" AND (2)
        "DISCRETIONARY":

        (1)    (2)

        [ ]    [ ]     Shall be measured by excluding service with
                       a predecessor employer, such as an earlier
                       business form of current Employer.

        [X]    [X]     Shall be measured by including service with a predecessor
                       employer.

6.      COMPENSATION

        Total base compensation (as defined in Section 2.9 of the Plan) for each Employee during the calendar year ending on or within plan year (check one or more as appropriate):

          [ ]   With no exclusions.
          [ ]   Excluding overtime.
          [X]   Excluding bonuses.*
          [ ]   Excluding commissions.



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               Note:  None of the exclusions elected above, if any, will apply for purposes of the top-heavy rules in Section 12.2 or
                      discrimination tests in Section 6.1 of the Basic Plan
                      Document.

*Also excluding income from the surrender of stock options.

7.      CONTRIBUTIONS (SEE FOOTNOTE BELOW BEFORE COMPLETING ITEM B.)

A.      ELECTIVE EMPLOYEE CONTRIBUTIONS (CHECK ONE):

          [X] Up to 20% of compensation (but not to exceed $7,979 in 1990 and adjusted thereafter by the Secretary of the Treasury).
          [ ] Up to _____% of compensation (less than 20% but not to exceed $7,979 in 1990 and ajusted thereafter by the Secretary of the Treasury).
          [ ] Not applicable; the Plan selected does not include a 401(k) feature (see item 2.C).

B.      AFTER-TAX EMPLOYEE CONTRIBUTIONS (CHECK ONE)1:

          [ ]     Employees may make contributions from after-tax compensation.
          [ ]     Employee after-tax contributions not permitted for "Highly
                  Compensated" Employees, as defined in Section 2.21 of the
                  Basic Plan Document.
          [ ]     Not applicable; After-Tax Employee contributions not
                  permitted.

C.      LUMP SUM AFTER-TAX EMPLOYEE CONTRIBUTIONS (CHECK ONE)(1):

          [ ]     Minimum lump sum is $100 during any three month period.
          [ ]     Minimum lump sum is $_____ during any ______ month period.
          [X]     Not applicable; After-Tax Employee contributions not
                  permitted.

D.      MATCHING EMPLOYER CONTRIBUTIONS (CHECK ONE):

          [X] To be determined annually as a number of cents per dollar of Elective Employee contributions up to a maximum of six percent of Employee compensation.(2)

--------
(1) An Employer may not elect to permit after-tax Employee Contributions if the
Employer does not elect a 401(k) feature in Item A above.

(2) It is anticipated that the employer match will be: Matching employer contribution will be equal to $.50 for each $1.00 contribution by the employees up to a maximum of 6% of employee compensation on the first $20,000 of earnings; provided that consolidated Lazare Kaplan International Inc. pretax earnings for the fiscal year contained within the current calendar year exceed
$3.5 million. Matching contributions will be made at the end of each calendar year.



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          [ ]     Matching Employer contributions will be equal to $______
                  for each $1.00 of Elective Employee contributions up to a
                  maximum of _____% of Employee compensation.
          [ ]     Matching Employer contributions will be equal to $_____ for each $1.00 of Elective Employee contributions up to a maximum of ______% of Employee compensation, but not to exceed
                  $__________ per employee.
          [ ]     Matching Employer contributions will be equal to $________ for each $1.00 of Elective Employee contributions up to a maximum of ______% of Employee compensation; $_____________ for each additional $1.00 of Elective Employee Employee contributions up to a maximum of _____% of Employee compensation.
          [ ]     Matching Employer contributions will be equal to $________ for each $1.00 contributed by Employees up to a maximum of _____%
                  of Elective Employee and/or After-Tax Employee contributions.
          [ ]     Not applicable; matching Employer contributions not permitted.

E.      EMPLOYER DISCRETIONARY (OR PROFIT SHARING) CONTRIBUTIONS (CHECK ONE):

          [ ]     Permitted.
          [ ]     Not permitted.

F.      ELIGIBILITY FOR EMPLOYER CONTRIBUTIONS (ELECT SEPARATELY FOR (1)
       "MATCHING" AND (2) "DISCRETIONARY" CONTRIBUTIONS):

        (1)    (2)

        [ ]    [ ]   Those Employees employed as of every pay period.
        [X]    [X]   Those Employees employed as of the last day  of the plan
                     year quarter.
        [ ]    [ ]   Those Employees employed as of the last day of the plan
                     year.
        [ ]    [ ]   Those Employees who have completed at least 1,000 hours in a plan year.
        [ ]    [ ]   Not applicable.

G.      ALLOCATION OF EMPLOYER DISCRETIONARY (OR PROFIT SHARING) CONTRIBUTIONS

        (CHECK ONE):

          [X] Employer discretinary contributions will be allocated to participants in the same ratio that the compensation of each participant bears to the compensation of all participants.



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

          [ ] Employer discretionary contributions will be allocated as follows:

                      First, an amount equal to the lesser of 5.7% of compensation or a base contribution equal to ____% (not less than 3%) of compensation shall be allocated to the account of each participant.

                      Second, an amount no greater than the lesser of 5.7% of compensation or the base contribution (described above) in excess of the Social Security Taxable Wage Base will be allocated to the account of each participant.

                      Third, any remaining contribution will be allocated to the account of each participant in the ratio that the compensation of each participant bears to the compensation of all participants.

                      IMPORTANT: AN EMPLOYER WHO ELECTS TO USE THIS TYPE OF
                      ALLOCATION FORMULA MAY NOT ELECT ANY OF  THE EXCLUSIONS
                      FROM COMPENSATION IN SECTIN 6 ABOVE.

               The 5.7% described above shall be adjusted upward, if necessary, to equal the Employer Social Security contributions for Old Age, Survivors Disability, and Health Insurance.

          [ ] Not applicable, Employer discretionary contributions not permitted.

8.      WITHDRAWALS

        A.     HARDSHIP WITHDRAWALS (CHECK ONE):

                [X]          Permitted from Elective Employee contributions only
                             ($500 minimum).
                [ ]          Permitted from Elective Employee contributions only
                             (1,000 minimum).
                [ ] Not applicable, Elective Employee contributions not permitted.

        B.     WITHDRAWAL OF AFTER-TAX EMPLOYEE CONTRIBUTIONS (CHECK ONE):

                [X]           Employees may withdraw a minimum of $500 only
                              (including a portion of earnings per IRS regulations).
                [X] Employees may withdraw a minimum of $______ (not less than $500 and including a portion of earnings per IRS regulations).
                [ ]           Not applicable, withdrawal of After-tax
                              contributions not permitted.

9.      RETIREMENT INFORMATION

        A.     NORMAL RETIREMENT DATE (CHECK ONE):

                [X]          First day of the month after attainment of age 65.



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

                [ ]          First day of the month after attainment of age
                             ____. (Benefits must begin by the end of the plan year in which a participant attains age 65 unless the participant elects to receive a distribution at a later date).

        B.     EARLY RETIREMENT DATE (CHECK ONE):

                [ ]          First day of the month after attainment of age 55.
                [X]          First day of the month after attainment of age  55
                             and completion of 4 years of service.
                [ ]          Not applicable, early retirement not permitted.

        C.     DISABILITY RETIREMENT (CHECK ONE):

                [X] Employee must satisfy requirement for benefits under Employer's Long-Term Disability Plan.
                [ ] Employee must be eligible for Social Security disability benefits.
                [ ] Employee must be determined disabled by a physician selected by the Plan Administrator.

10.     FORFEITURES

        A.     FORFEITURE OF EMPLOYER CONTRIBUTIONS (CHECK ONE):

                [ ]         Will be added to accounts of remaining participants.
                [X]         Will be applied to reduce Employer contributions in
                            subsequent years.
                [ ]         Not applicable, no Employer contributions (see
                            Section 7.D and/or 7.F).

        B.     FORFEITURE OF EXCESS MATCHING CONTRIBUTIONS (CHECK ONE):

               Amounts forfeited by Highly Compensated Employees under Section
               6.12 of the Plan:

                [X]         Will be added to the accounts of non-Highly
                            Compensated participants according to the formula elected in 7.F of the Adoption Agreement.
                [ ]         Will be allocated to the accounts of non-Highly
                            Compensated Participants entitled to an Employer
                            Matching contribution for the plan year as described in Section 6.13 of the Plan.
                [ ] Not applicable, Matching contributions not permitted.

11.     LOANS

        A.     PARTICIPANT LOANS (CHECK ONE):

                [ ]          Permitted from all accounts ($500 minimum).



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

                [X]         Permitted from all acocunts ($1,000 minimum).
                [ ]         Permitted, but only from Elective Employee
                            contributions ($______ minimum).
                [ ]         Not applicable, loans not permitted.

        B.     LOAN REINVESTMENT (CHECK ONE):

                [X] Investment of principal and interest in the same percentage of elections at time of repayment.
                [ ] Investment of principal and interest in the same percentage as elections at time of initial loan withdrawal.

12.     OTHER PLANS (COMPLETE ONLY IF APPLICABLE, - SEE SECTION 6.9 OF THE BAIS
        PLAN DOCUMENT.)

        A.     ANNUAL LIMITS ON CONTRIBUTIONS TO MORE THAN ONE PLAN:

        If the Employer maintains or ever maintained another qualified plan in which any Participant in this Plan (or was) a Particpant or could become a Participant, the Employer must complete this section. The Employer must also complete this section if it maintains a welfare benefit fund, as defined in section 419(e) of the Code, or an individual medical account, as defined in section 415(1)(2) of the Code, under which amounts are treated as Annual Additions with respect to any Participant in this Plan.

        1. If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a master or prototype plan:

               (a) The provisions of subsections 2.1 through 2.6 of Section 6 will apply as if the other plan were a master or prototype plan.

               (b)    Provide the method under which the plans will limit total
                      Annual Additions to the maximum permissible amount, and will property reduce any excess amounts, in a manner that precludes Employer discretion.



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

        B. If the Participant is or has ever been a participant in a defined benefit plan maintained by the Employer*:

               -----------------------------------------------------------------

               -----------------------------------------------------------------

               -----------------------------------------------------------------

               -----------------------------------------------------------------

               -----------------------------------------------------------------

        B.     TOP-HEAVY  MINIMUM ALLOCATION:

               The minimum allocation required under Section 12.3 of the Basic
               Plan Document on behalf of each Participant who is not a Key
               Employee and who is covered under another qualified plan maintained by the Employer will be provided (check one):

               [ ]    under this Plan.

               [ ]    under the _________________________________ Plan.

                  (Indicate other Plan(s) under which the requirement would be satisfied.)

        C.     EMPLOYER-SPONSORED  DEFINED BENEFIT PLAN:

               State the interest and morality rates for any defined plan maintained by the Employer (this determines the definition of Present Value in section 12.2 of the Basic Plan Document):

               [ ]           % Interest Rate
               [ ]           Morality Table.

--------
*   If the Employer currently maintains another defined contribution plan, specify from which plan the reduction will be made so that the limits described above will not be exceeded. If the Employer maintains a defined benefit plan the maximum contribution to this plan may not exceed 125% of the maximum allowable limits under Code Section 415 as adjusted from time to time (for 1990 the maximum defined benefit that may be provided is the lesser of $102,582 or 100% of compensation). In this situation specify which plan will be adjusted so that the overall limits described above will not be exceeded. Normally the reduction should be made to the defined benefit plan.




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

13.     ADDITIONAL EMPLOYER AGREEMENT

        The Employer agrees that a majority of the Funds used for Plan investments shall be Fidelity mutual funds or Bank Commingled funds managed by Fidelity Management Trust Company.

        The Employer acknowledges that having consulted an attorney with referec to this Plan and Trust Agreement.

        The Employer will file all reports and make all disclosures as to theis
        Plan required by Federal and State law.

        If Participants may direct the investment of their accounts, the Employer will ascertain that a Participant has receive the appropriate prospectus(es) before instructing the Trustee to invest a contribution for the Participant in mutual fund(s).

14.     EMPLOYER'S ADOPTION
        Plan Number: 0    0    1
                    ------------
        Employer Signature(s) to adopt the Plan:

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

        PLEASE PRINT NAME(S) OF THE AUTHORIZED PERSON(S) SIGNING ABOVE:

              Sheldon L. Ginsberg                     Date       3/28/91
        ----------------------------------------------       -----------------

              Leon Tempelsman                         Date       3/28/91
        ----------------------------------------------       -----------------

        The adopting Employer may not rely on any opinion letter issued by the National Office of the Internal Revenue Servive as evidence that the Plan is qualified under Section 401 of the Internal Revenue Code. In order to obtain reliance with respect to Plan qualification, the Employer must apply to the appropriate Key District Office for a determination letter. This Adoption Agreement may be used only in conjunctionwith Basic Plan Document #06.

15.     ACCEPTANCE OF TRUSTEE(S)



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

        Acceptance of Trustee is agreed to in accordance with the terms and conditions of the Plan, effective as of the date of execution by the Employer, as set forth above.


               By Trustee       /s/ Leon Tempelsman
                           -------------------------------------  --------------------     -----
                                                                 (Trustee's Tax I.D. #)   (Date)

                          Leon Tempelsman
               ---------------------------------------------------------------------------------
                             (Print Name)

               By Trustee      /s/  Sheldon L. Ginsberg
                           -------------------------------------  ---------------------     -----
                                                                  (Trustee's Tax I.D. #)    (Date)

                          Sheldon L. Ginsberg
               ----------------------------------------------------------------------------------
                             (Print Name)

               By Trustee     /s/   Robert Speisman
                           -------------------------------------  --------------------       ----
                                                                 (Trustee's Tax I.D. #)     (Date)

                        Robert Speisman
               ----------------------------------------------------------------------------------
                            (Print Name)

ADDRESS OF TRUSTEE(S):

            c/o Lazare Kaplan International Inc.
            529 Fifth Avenue
            New York, New York  10017


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